UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As reported in the Current Report on Form 8-K filed on December 7, 2021 by Aditxt, Inc. (the “Company”) on December 1, 2021, the Company completed a registered offering (the “Offering”) of 16,575,000 units (the “Units”), with each unit comprised of one share of the Company’s common stock (the “Shares”) and one Series C warrant to purchase one Share at an exercise price of $1.15 per share (the “Series C Warrants”). In connection with the Offering, the Company entered into the Series C Warrant Agent Agreement (the “Series C Warrant Agent Agreement”) pursuant to which VStock Transfer, LLC (the “Warrant Agent”) agreed to act as warrant agent with respect to the Series C Warrants.

On June 15, 2022, the Company and the Warrant Agent entered into Amendment No. 1 to the Warrant Agent Agreement, pursuant to which the Series C Warrant Agent Agreement was amended such that the terms of the Series C Warrant may be modified or amended with the consent of the Company and the holder of such Series C Warrant being modified or amended.

On June 15, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with a holder of certain of the Series C Warrants (the “Holder”). Pursuant to the Letter Agreement, the Holder has agreed to exercise in cash 8,970,947 of its Series C Warrants at a reduced exercise price of $0.15 per Share (reduced from $1.15 per Share), for gross proceeds to the Company of approximately $1.35 million. As an inducement to such exercise, the Company has agreed to reduce the exercise price of the Holder’s remaining Series C Warrants to purchase up to 2,457,623 Shares from $1.15 to $0.2479 per share (the “Amended Series C Warrant”). The Amended Series C Warrant will be non-exercisable for a period of six months following the closing date. In addition, the Company shall issue to the Holder a new warrant (the “New Warrant”) to purchase up to 20,399,517 shares of the Company’s common stock at an exercise price of $0.2479 per share. The New Warrant will be non-exercisable for a period of six months following issuance date and have a term of five and one-half years.

The Shares of common stock issuable upon exercise of the Amended Series C Warrants are registered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-257645), which was initially filed with the Securities and Exchange Commission on July 2, 2021, and declared effective on July 13, 2021, and prospectus supplement thereto.

Notwithstanding the foregoing, in the event that a warrant exercise would cause the Holder to exceed the beneficial ownership limitation set forth in the Amended Series C Warrants, the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations. The Company has agreed to file a resale registration statement covering the shares issuable upon exercise of the New Warrants and cause such registration statement to become effective within 180 days following the closing. In the event that the shares underlying the New Warrants are not subject to an effective registration statement at the time of exercise, the New Warrants may be exercised on a cashless basis at any time after six (6) months from the issuance date.

In connection with the transactions contemplated in the Letter Agreement, the Company entered into an engagement letter with H.C. Wainwright& Co., LLC (the “Placement Agent”). Pursuant to the terms of the engagement letter, the Placement Agent will receive (i) a cash fee equal to 7% of the gross proceeds raised in the transactions contemplated by the Letter Agreement, (ii) a common stock purchase warrant equal to 6% of the aggregate number shares of common stock issued in the transaction, or warrants to purchase up to 538,257 Shares of common stock, at an exercise price of $0.2479, a term of five and one-half years and exercisability commencing six months following the issuance date (the “Placement Agent Warrant”), (iii) a management fee equal to 0.5% of the gross proceeds raised, (iv) $25,000 for non-accountable expenses, and (v) $15,950 for clearing costs. Additionally, the Placement Agent will have certain rights to a tail fee for a period of nine months following the termination or expiration of the engagement letter.

Additionally, for a period of nine months following the closing of the transaction contemplated by the Letter Agreement, the Placement Agent will have a right of first refusal to act as the sole book-running manager, underwriter, or placement agent for any future capital raising transactions, subject to certain exception.

The foregoing descriptions of the Amendment No. 1 to the Warrant Agent Agreement, Letter Agreement, form of New Warrant and form of Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment No. 1 to the Warrant Agent Agreement, Letter Agreement, form of New Warrant and form of Placement Agent Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated herein by reference. The New Warrant and the Placement Agent Warrants described in Item 1.01 above were offered in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and, along with the Shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Series C Warrant Agent Agreement dated June 15, 2022
10.2	Inducement Offer to Exercise Series C Common Stock Purchase Warrants
10.3	Form of New Warrant
10.4	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: June 15, 2022	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

3